CERTIFICATE OF REVERSE STOCK SPLIT
                                       FOR
                  BRUSH CREEK MINING AND DEVELOPMENT CO., INC.

         The undersigned, being the duly elected President and Secretary of BRUSH CREEK MINING AND DEVELOPMENT CO., INC. (the "Corporation"), a Nevada corporation, hereby certifies for the purposes of Nevada Revised Statutes 78.209 as follows:

         1. At a meeting of the Board of Directors of the Corporation held on March 30, 1999, the Board of Directors of the Corporation approved at one for twelve reverse stock split (the "Reverse Split") of the Corporation's authorized, issued and outstanding common stock, par value $0.001 per share ("Common Stock").

         2. The total number of authorized shares of Common Stock before the effective date of the Reverse Split was ten million (10,000,000) shares, having a par value of $0.001 per share.

         3. The total number of authorized shares of Common Stock after the effective date of the Reverse Split shall be ten million (10,000,000) shares, having a par value of $0.001 per share.

         4. The Corporation shall issue one (1) share of Common Stock in exchange for every twelve (12) shares of Common Stock issued and outstanding immediately prior to the effective date of the Reverse Split.

         5. The is no provision pursuant to which only money will be paid or scrip will be issued to stockholders of the Corporation who would otherwise be entitled to a fractional share by reason of the Reverse Split. Each fractional share created as a result of the Reverse Split shall be rounded up to the nearest whole share of Common Stock.

         6. The approval of the stockholders of the Corporation is not required for the Reverse Split.

         8. The Reverse Split shall be effective upon the filing of this Certificate.

         Dated April 13, 1999.

                                    /S/ JEFFERSON A. BOOTES
                                    --------------------------------------------
                                    Jefferson A. Bootes, President and Secretary

State of Florida
County of Orange

         The foregoing instrument was acknowledged before me this 13th day of April 1999, by Jefferson A. Bootes, as President and Secretary of Brush Creek Mining and Development Co., Inc., a Nevada corporation, on behalf of the corporation, who is personally known to me and who did not take an oath.

                                      /S/ JANE A. WALKER
                                      ------------------------------------------
                                      Notary Public, State of Florida